UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 22, 2008 (Date of earliest event reported)
ISCO International, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-22302 (Commission File Number)	36-3688459 (IRS Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, IL (Address of principal executive offices)		60007 (Zip Code)
847-391-9400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 22, 2008, ISCO International, Inc. (the "Company"), reached a non-binding agreement in principle with Manchester Securities Corporation ("Manchester"), and Alexander Finance, L.P. ("Alexander" and together with Manchester and their respective affiliates, the "Lenders"), for a new financing agreement, wherein the Company would be provided a credit line in the aggregate principal amount $2.5 million. A portion of this line is expected to be immediately drawn upon this line, first to repay the outstanding $500,000 short term loan between them from a receivables factoring arrangement as well as accrued interest, and then for net capital to the Company.

The credit line is expected to expire on August 1, 2010. Borrowings are expected to accrue interest at a rate of 9.5%. All drawdowns on this line would be subject to the request of the Company and the approval of the Lenders. Amounts drawn under this credit line arrangement, including accrued interest, would be due and payable upon termination of the credit line.

The Company expects to execute a definitive agreement with the Lenders for the new facility in the next several days.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2008, the Company appointed Stephen McCarthy to the Company's Board of Directors. There is no arrangement pursuant to which Mr. McCarthy was selected as a director and there are no related party transactions between the Company and Mr. McCarthy that are reportable under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

On the same date, Mr. John Thode and Mr. James Fuentes resigned from the Board of Directors. Mr. Fuentes' employment with the Company also terminated on the same date. Mr. Fuentes entered into an agreement with the Company that will pay him $6,500 per month for twelve months in lieu of any other compensation that may have been available pursuant to his employment agreement or otherwise with the Company. Additionally, the employment of Mr. Frank Cesario, its Chief Financial Officer, terminated on the same date with such termination to become effective on May 31, 2008.

The Company issued a press release regarding the events described in Items 2.03 and 5.02 above on May 22, 2008. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into these items by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of ISCO International, Inc. dated May 22, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2008	ISCO INTERNATIONAL, INC. By: /s/ Frank J Cesario Frank J Cesario Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ISCO International, Inc. dated May 22, 2008